040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120759346-19
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/07/2012 3:57 PM
	Entity Number E0579632012-1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	EMERALD ISLE EXPLORATION LTD.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: NEVADA AGENCY AND TRANSFER COMPANY (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 — Par value per share: $ 0.00001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) SAMUELL EADS (Name) 3520 WOODLAND DRIVE (Street Address), KODIAK (City), AK (State), 99615 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* MINERAL EXPLORATION
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	SAMUELL EADS (Name) — X SAMUELL EADS (Incorporator Signature) 3520 WOODLAND DR (Address), KODIAK (City), AK (State), 99615 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X NEVADA AGENCY AND TRANSFER COMPANY — 11/7/2012 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — Date

This form must be accompanied by appropriate fees.